Ex. 99.4
Talen Energy Corporation
Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information of Talen Energy Corporation (the “Pro Forma Financial Information”) consists of the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the six months ended June 30, 2026, and the accompanying notes thereto. An unaudited pro forma condensed combined balance sheet as of June 30, 2026 has not been presented because the effects of the transactions reflected in the Pro Forma Financial Information were reflected in Talen’s quarterly report on Form 10-Q for the six months ended June 30, 2026, filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 5, 2026. Such Pro Forma Financial Information has been prepared to illustrate the transactions described herein in accordance with Article 11 of Regulation S-X.
“TEC” refers to Talen Energy Corporation. “TES,” a direct wholly owned subsidiary of TEC, refers to Talen Energy Supply, LLC. The terms “Talen,” the “Company,” “we,” “us,” and “our” refer to TEC and its consolidated subsidiaries (including TES), unless the context clearly indicates otherwise. Capitalized terms and abbreviations appearing in the Pro Forma Financial Information are defined herein. Dollars are in millions, unless otherwise noted.
Transactions Completed in 2026
Cornerstone Acquisition
On January 15, 2026, the Company entered into an Agreement and Plan of Merger with affiliates of Energy Capital Partners (“ECP”), pursuant to which the Company agreed to acquire certain entities that own and operate natural gas fired power generation facilities and related commercial operations (the “Cornerstone Acquisition”). On June 15, 2026 (the “Closing Date”), the Company consummated the Cornerstone Acquisition. The $3.5 billion purchase price was comprised of (i) $2.6 billion in cash, subject to working capital and other customary adjustments, and (ii) 2,399,998 shares of TEC common stock, par value $0.001 per share, valued at $927 million at the Closing Date.
The acquired operating business consists principally of (i) Lawrenceburg Power, LLC, which owns a 1,207 megawatt (“MW”) (summer rating) generation facility located in Lawrenceburg, Indiana, (ii) Waterford Power, LLC, which owns a 880 MW (summer rating) generation facility located in Waterford, Ohio, (iii) Darby Power, LLC, which owns a 475 MW (summer rating) generation facility located in Mount Sterling, Ohio, (iv) Cornerstone Generation Marketing, LLC which performs commercial activities on behalf of such generation facilities (collectively, the “Operating Companies”), and (v) Cornerstone Generation, LLC, the direct parent company of the Operating Companies. In addition, the Company acquired three non-operating entities (the “HoldCos”), which indirectly owned the Operating Companies, and three corporate entities that captured a portion of the income tax attributes (the “Blockers”) associated with the Operating Companies, Cornerstone Generation, LLC, and the HoldCos.
Financing Transactions
Senior Unsecured Notes and Senior Secured Notes. In April 2026, TES issued, at par, in private placement transactions not involving a public offering (i) $1.5 billion in aggregate principal amount of 6.125% senior unsecured notes due 2031; and (ii) $2.5 billion in aggregate principal amount of 6.375% senior unsecured notes due 2033 (collectively, the “Senior Unsecured Notes”). The net proceeds from the issuance and sale of the senior unsecured notes were used to fund the cash portion of the Cornerstone Acquisition and to redeem in full TES’s outstanding $1.2 billion aggregate principal amount of 8.625% senior secured notes due 2030 (the “Senior Secured Notes”), subject to a make-whole premium of $54 million.
Credit Facilities. In connection with the Cornerstone Acquisition, in June 2026, TES (i) upsized its existing revolving credit facility (“RCF”), including its revolving letter of credit capacity, from $900 million to $1.35 billion; and (ii) upsized its existing letter of credit facility (“LCF”) from $1.1 billion to $1.5 billion and extended its maturity from December 2027 to December 2029 (collectively, the “Credit Facility Amendments”).
The issuance of the Senior Unsecured Notes, the redemption of the Senior Secured Notes, and the Credit Facility Amendments are collectively referred to herein as the “Financing Transactions.”
Transactions Completed in 2025
Prior Talen Transactions
On November 25, 2025, the Company completed the acquisitions of: (i) Moxie Freedom, LLC (“Freedom”), which owns the Freedom Energy Center, a 1,049 MW (summer rating) natural gas fired combined cycle generation plant located in Luzerne County, Pennsylvania, and (ii) Guernsey Power Holdings, LLC (“Guernsey”), which indirectly owned the Guernsey Power Station, a 1,771 MW (summer rating) natural gas fired combined cycle generation plant located in Guernsey County, Ohio. In connection with these acquisitions, in October and November 2025, TES completed several financing transactions to finance the $3.8 billion purchase price, including: (i) the issuance of $1.4 billion aggregate principal amount of 6.250% senior unsecured notes due 2034 and $1.29 billion 6.500% senior unsecured notes due 2036; and (ii) the issuance of a $1.2 billion of a senior secured term loan B facility (collectively with the acquisitions, the “Prior Talen Transactions”).

For purposes of the Pro Forma Financial Information, the historical results of operations of Talen for the year ended December 31, 2025 and of Freedom and Guernsey for the nine months ended September 30, 2025 and for the period from October 1, 2025 to November 24, 2025 have been adjusted to reflect the Prior Talen Transactions as if they had occurred on January 1, 2025. The effects of the Prior Talen Transactions are presented in the Adjusted Historical Talen results of operations for the year ended December 31, 2025 included in Note 4 to the Pro Forma Financial Information. The transaction accounting adjustments associated with the acquisitions of Freedom and Guernsey and the related financing transactions reflected in Note 4 to the Pro Forma Financial Information include acquisition accounting effects, financing-related impacts, and accounting policy alignment adjustments.
Prior ECP Transaction
On August 11, 2025, certain affiliates of ECP completed the acquisition of Lightstone Generation, LLC, including its subsidiary, Lightstone HoldCo LLC, pursuant to which ECP acquired the three power generation facilities and related commercial operations subsequently acquired by the Company as part of the Cornerstone Acquisition (the “Gas Plant Business”). ECP subsequently contributed the Gas Plant Business to Cornerstone Generation, LLC, and the operations of Cornerstone Generation, LLC consisted solely of the Gas Plant Business. To finance the acquisition, Cornerstone Generation, LLC issued $1.4 billion in acquisition-related indebtedness and drew approximately $21 million on its revolving line of credit.
For purposes of the Pro Forma Financial Information, the historical results of operations of the Gas Plant Business for the period from January 1, 2025 to August 10, 2025 (“Predecessor”) and the historical results of operations of the Operating Companies for the period from January 1, 2025 to December 31, 2025 (“Successor”) have been adjusted to reflect the contribution of the Gas Plant Business and the related financing transactions (collectively, the “Prior ECP Transaction”) as if they had occurred on January 1, 2025.
The effects of the Prior ECP Transaction are presented in the Historical Cornerstone as Adjusted results of operations included in Note 5 to the Pro Forma Financial Information. The transaction accounting adjustments associated with the acquisition of the Gas Plant Business and related financing transactions reflected in Note 5 include acquisition accounting effects and financing-related impacts.
For purposes of this Pro Forma Financial Information, "Cornerstone" refers to the combined historical operating results of (i) Cornerstone Generation, LLC and Subsidiaries (Successor), after giving effect to the Prior ECP Transaction adjustments reflected in Note 5, and (ii) the Gas Plant Business (Predecessor), as applicable, unless the context otherwise requires.
Pro Forma Financial Information
The Pro Forma Financial Information reflects the Cornerstone Acquisition and Financing Transactions as if they had occurred on January 1, 2025.
The historical financial information included within the Pro Forma Financial Information reflects the effects of the Prior Talen Transactions and the Prior ECP Transaction through the adjusted historical statements of operations for the year ended December 31, 2025 presented in Notes 4 and 5, respectively, to the Pro Forma Financial Information.
The Pro Forma Financial Information is based on and should be read in conjunction with the following historical financial statements:
•The historical audited consolidated financial statements and related notes of Talen Energy Corporation and Subsidiaries for the year ended December 31, 2025, included in Talen’s annual report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 26, 2026.
•Talen’s historical unaudited condensed consolidated financial statements and related notes for the six months ended June 30, 2026, included in Talen’s quarterly report on Form 10-Q for the six months ended June 30, 2026, filed with the SEC on August 5, 2026.
•Freedom’s historical unaudited condensed financial statements and related notes for the three and nine months ended September 30, 2025, attached as Exhibit 99.2 to the Form 8-K/A filed with the SEC on February 9, 2026 as an amendment to the Form 8-K originally filed and dated November 25, 2025.
•Guernsey’s historical unaudited condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2025, attached as Exhibit 99.4 to the Form 8-K/A filed with the SEC on February 9, 2026 as an amendment to the Form 8-K originally filed and dated November 25, 2025.
•The historical audited consolidated financial statements and related notes of Cornerstone Generation, LLC and Subsidiaries for the year ended December 31, 2025, attached as Exhibit 99.1 in Talen’s Form 8-K/A filed with the SEC on August 12, 2026 as an amendment to the Form 8-K originally filed and dated June 15, 2026.

•The historical unaudited consolidated financial statements and related notes of Cornerstone Generation, LLC and Subsidiaries for the three months ended March 31, 2026, attached as Exhibit 99.2 in Talen’s Form 8-K/A filed with the SEC on August 12, 2026 as an amendment to the Form 8-K originally filed and dated June 15, 2026.
•The historical audited consolidated financial statements and related notes of Gas Plant Business (A Carve-out of Lightstone Generation, LLC) for the period from January 1, 2025 through August 10, 2025, attached as Exhibit 99.3 in Talen’s Form 8-K/A filed with the SEC on August 12, 2026 as an amendment to the Form 8-K originally filed and dated June 15, 2026.
The financial information of Freedom and Guernsey for the period from October 1, 2025 through November 24, 2025 and of Cornerstone Generation, LLC for the period from April 1, 2026 through June 15, 2026 are based on unaudited accounting records of the respective entities.
Pursuant to relief granted by the staff of the SEC under Rule 3-13 of Regulation S-X, separate historical financial statements of the Blockers and HoldCos in the Cornerstone Acquisition have been omitted, notwithstanding that such financial statements may otherwise have been required by Rule 3-05 of Regulation S-X. The effects of the income tax attributes acquired through the Blockers are reflected in the provisional purchase price allocation for the Cornerstone Acquisition and the balance sheet as of June 30, 2026 included in the Company's quarterly report on Form 10-Q for the six months ended June 30, 2026. As the acquired income tax attributes are reflected through the provisional purchase price allocation and do not give rise to a separate incremental effect on the statements of operations presented herein, no separate pro forma adjustment related to such income tax attributes has been presented. See Note 1 to the Pro Forma Financial Information for additional information on the tax attributes associated with the Blockers.
The Pro Forma Financial Information has been prepared using the acquisition method of accounting for business combinations under accounting principles generally accepted in the United States, referred to as GAAP, in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, Talen has provisionally allocated the purchase price to the underlying tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date using information currently available, with no goodwill or bargain purchase gain recognized. Adjustments to the provisional amounts may be made in subsequent periods, up to one year from the Closing Date, as information necessary to complete the analysis is obtained. The pro forma adjustments are based on currently available information and certain assumptions that the Company believes are reasonable and factually supportable. The final valuation of assets acquired and liabilities assumed in the Cornerstone Acquisition may be materially different from the estimated values assumed in the Pro Forma Financial Information.
In accordance with Article 11 of Regulation S-X, the Pro Forma Financial Information has been prepared for illustrative and informational purposes only and is not intended to represent what Talen’s results of operations would have been had the transactions occurred on the date indicated, or what they will be for any future periods or as of any future date. The Pro Forma Financial Information does not reflect the realization of any expected cost savings or other synergies or dis-synergies that may be realized as a result of the transactions.

Talen Energy Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
for the Six Months Ended June 30, 2026

(Millions of Dollars, except share data)	Historical Talen	Adjusted Historical Cornerstone (1)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Energy and other revenues	$1,756	$331	$—		$—		$2,087
Capacity revenues	444	87	—		—		531
Unrealized gain (loss) on derivative instruments	(324)	(24)	—		—		(348)
Operating Revenues	1,876	394	—		—		2,270

Fuel and energy purchases	(920)	(191)	—		—		(1,111)
Nuclear fuel amortization	(46)	—	—		—		(46)
Unrealized gain (loss) on derivative instruments	(41)	(28)	—		—		(69)
Energy Expenses	(1,007)	(219)	—		—		(1,226)

Operating Expenses
Operation, maintenance and development	(375)	(74)	—		—		(449)
General and administrative	(122)	(8)	—		—		(130)
Depreciation, amortization and accretion	(195)	(58)	(52)	3(a)	—		(305)
Other operating income (expense), net	(39)	8	—		—		(31)
Operating Income (Loss)	138	43	(52)		—		129
Nuclear decommissioning trust funds gain (loss), net	112	—	—		—		112
Interest expense and other finance charges	(333)	(38)	38	3(c)	(54)	3(g)	(387)
Other non-operating income (expense), net	35	(7)	7	3(d)	60	3(h)	95
Income (Loss) Before Income Taxes	(48)	(2)	(7)		6		(51)
Income tax benefit (expense)	19	—	2	3(e)	(1)	3(i)	20
Net Income (Loss) Attributable to Stockholders	$(29)	$(2)	$(5)		$5		$(31)

Per Common Share
Net Income (Loss) Attributable to Stockholders - Basic	$(0.63)						$(0.65)
Net Income (Loss) Attributable to Stockholders - Diluted	$(0.63)						$(0.65)
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,759		2,200	3(f)			47,959
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	45,759		2,200	3(f)			47,959
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(1)See Note 2 to the Pro Forma Financial Information.

Talen Energy Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2025

(Millions of Dollars, except share data)	Adjusted Historical Talen (1)	Adjusted Historical Cornerstone (2)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Pro Forma Combined
Energy and other revenues	$2,802	$658	$—		$—		$3,460
Capacity revenues	592	127	—		—		719
Unrealized gain (loss) on derivative instruments	(48)	(52)	—		—		(100)
Operating Revenues	3,346	733	—		—		4,079

Fuel and energy purchases	(1,209)	(385)	—		—		(1,594)
Nuclear fuel amortization	(97)	—	—		—		(97)
Unrealized gain (loss) on derivative instruments	(61)	(27)	—		—		(88)
Energy Expenses	(1,367)	(412)	—		—		(1,779)

Operating Expenses
Operation, maintenance and development	(673)	(69)	—		—		(742)
General and administrative	(624)	(10)	—		—		(634)
Depreciation, amortization and accretion	(388)	(129)	(112)	3(a)	—		(629)
Other operating income (expense), net	(82)	(3)	(6)	3(b)	—		(91)
Operating Income (Loss)	212	110	(118)		—		204
Nuclear decommissioning trust funds gain (loss), net	182	—	—		—		182
Interest expense and other finance charges	(513)	(131)	131	3(c)	(155)	3(g)	(668)
Gain (loss) on sale of assets, net	34	—	—		—		34
Other non-operating income (expense), net	10	—	—		(60)	3(h)	(50)
Income (Loss) Before Income Taxes	(75)	(21)	13		(215)		(298)
Income tax benefit (expense)	(71)	—	2	3(e)	45	3(i)	(24)
Net Income (Loss) Attributable to Stockholders	$(146)	$(21)	$15		$(170)		$(322)

Per Common Share
Net Income (Loss) Attributable to Stockholders - Basic	$(3.20)						$(6.70)
Net Income (Loss) Attributable to Stockholders - Diluted	$(3.20)						$(6.70)
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,692		2,400	3(f)			48,092
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	45,692		2,400	3(f)			48,092
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(1)See Note 4 to the Pro Forma Financial Information.
(2)See Note 2 to the Pro Forma Financial Information.

Notes to the Unaudited Pro Forma Financial Information
1.Basis of Presentation
The Pro Forma Financial Information has been prepared in accordance with Article 11 of Regulation S-X. The historical information included in the Pro Forma Financial Information reflects the effects of the Prior Talen Transactions and the Prior ECP Transaction through the Adjusted Historical Talen and Historical Cornerstone as Adjusted columns presented in Notes 4 and 5, respectively.
The Adjusted Historical Talen and Historical Cornerstone as Adjusted information incorporated into the Pro Forma Financial Information includes the effects of the Prior Talen Transactions and the Prior ECP Transaction, respectively, including applicable acquisition accounting adjustments, financing-related adjustments and accounting policy conforming adjustments. Accordingly, the unaudited pro forma condensed combined statements of operations do not include separate Article 11 transaction accounting adjustment columns related to such transactions because their effects have already been reflected in the historical information utilized in the Pro Forma Financial Information.
The acquisition accounting adjustments reflected in Note 4 are based on the Company's preliminary purchase price allocation for the Prior Talen Transactions. Any adjustments to the preliminary amounts could have a significant impact on the Pro Forma Financial Information and Talen's future results of operations and financial position. There can be no assurance that the final allocation of the purchase price will not result in material changes.
The historical results of operations of Talen included in the Pro Forma Financial Information reflect the results of Freedom and Guernsey from November 25, 2025, the date such acquisitions were completed, through December 31, 2025 and for the six months ended June 30, 2026. In addition, the historical results of operations of Talen reflect the results of Cornerstone from June 15, 2026, the Closing Date of the Cornerstone Acquisition, through June 30, 2026. Accordingly, the Pro Forma Financial Information includes pro forma adjustments only for the portions of the periods presented prior to the respective acquisition dates that are not reflected in Talen's historical results of operations.
The Cornerstone Acquisition is accounted for as a business combination using the acquisition method of accounting under U.S. GAAP, in accordance with the provisions of ASC 805, which requires assets acquired and liabilities assumed to be recorded at their acquisition date fair value. ASC 820, Fair Value Measurements, defines the term “fair value” as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates based on the same facts and circumstances.
Talen has provisionally allocated the purchase price to the underlying tangible and intangible assets acquired and liabilities assumed based upon their estimated fair values as of the Closing Date using information currently available, with no goodwill or bargain purchase gain recognized. Adjustments to the provisional amounts may be made in subsequent periods, up to one year from the Closing Date, as information necessary to complete the analysis is obtained. Any adjustments to the provisional amounts could have a significant impact on the Pro Forma Financial Information and Talen's future results of operations and financial position. There can be no assurance that the final allocation of the purchase price will not result in material changes.
Additionally, subsequent identification of historical accounting policy differences between Talen and Cornerstone could require conforming adjustments that have a material effect on the Pro Forma Financial Information. See Note 2 to the Pro Forma Financial Information for additional information on accounting policy differences.
There were no balances or transactions between Talen and Cornerstone during the six months ended June 30, 2026 or the year ended December 31, 2025 that required elimination in the Pro Forma Financial Information.
Tax Attributes of The Blockers
Prior to the Closing Date: (i) each of the Operating Companies, Cornerstone Generation, LLC, and HoldCos was treated as a pass-through entity for income tax purposes; accordingly, no provision for income taxes was historically recognized at any of these entities, and (ii) each Blocker was a corporation that historically recognized its share of partnership income associated with the Operating Companies, Cornerstone Generation, LLC, and HoldCos; accordingly, each Blocker captured a corresponding share of tax attributes. As part of the Cornerstone Acquisition, the Company acquired net operating loss carryforwards (“NOLs”) associated with the Blockers that had an aggregate Closing Date provisional value of approximately $442 million. Pursuant to U.S. GAAP, such NOLs are presented net and are included in the Company’s provisional purchase price allocation of the Cornerstone Acquisition, which resulted in a net deferred tax liability fair value estimate of $457 million on the Closing Date. Such amount is subject to revision during the one-year measurement period permissible under ASC 805.

2.Reclassifications and Policy Alignments
The historical financial statements of TEC, Cornerstone Generation, LLC and Subsidiaries, and the Gas Plant Business were each prepared in accordance with U.S. GAAP. Certain reclassifications have been identified to align the Cornerstone financial statement presentations to Talen’s for purposes of presenting the Pro Forma Financial Information. While we believe we have identified all material adjustments necessary to conform the historical Cornerstone accounting policies to those of Talen, we expect to perform additional accounting policy assessments as necessary as more information becomes available. Accordingly, the adjustments described below represent the best estimates based upon the information currently available to us and we may identify further accounting policy differences that could require conforming adjustments that have a material effect to the Pro Forma Financial Information.
The following table presents a summary of reclassification and policy alignment adjustments made to present Cornerstone’s statement of operations for the period from January 1, 2026 to June 14, 2026:

	Cornerstone Historical
Presentation in Unaudited Pro Forma Condensed Combined Financial Statements (Millions of Dollars)	Three Months Ended March 31, 2026	Period from April 1, 2026 to June 14, 2026	Reclassification Adjustments		Policy Alignment Adjustments		Adjusted Historical Cornerstone
Energy and other revenues	$262	$132	$(63)	(1)	$—		$331
Capacity revenues	—	—	87	(1)	—		87
Unrealized gain (loss) on derivative instruments	—	—	(24)	(1)	—		(24)
Operating Revenues	262	132	—		—		394

Fuel and energy purchases	—	—	(191)	(2)	—		(191)
Unrealized gain (loss) on derivative instruments	—	—	(28)	(2)	—		(28)
Energy Expenses	—	—	(219)		—		(219)

Operating Expenses
Operation, maintenance and development	(164)	(124)	211	(2)	3	(3)	(74)
Other operating income (expense), net	—	—	8	(2)	—		8
General and administrative	(5)	(3)	—		—		(8)
Depreciation, amortization and accretion	(32)	(26)	—		—		(58)
Operating Income (Loss)	61	(21)	—		3		43
Interest expense and other finance charges	(20)	(18)	—		—		(38)
Other non-operating income (expense), net	(7)	—	—		—		(7)
Net Income (Loss) Attributable to Stockholders	$34	$(39)	$—		$3		$(2)
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(1)Reclassifications from “Energy and other revenues” are comprised of: (i) $87 million of capacity revenues to “Capacity revenues” and (ii) $(24) million of unrealized net mark-to-market activity to “Unrealized gain (loss) on derivative instruments” presented within “Operating Revenues.”
(2)Reclassifications from “Operation, maintenance and development” are comprised of: (i) $(191) million primarily related to gas purchases to “Fuel and energy purchases,” (ii) $(28) million of unrealized net mark-to-market activity to “Unrealized gain (loss) on derivative instruments” presented within “Energy Expenses,” and (iii) $8 million of insurance proceeds to “Other operating income (expense), net.”
(3)Accounting policy adjustment to remove expensed amounts related to long-term service agreements that qualify for capitalization to “Property, plant and equipment, net” in conformity with Talen’s accounting policies.

The following table presents a summary of reclassification and policy alignment adjustments made to present Cornerstone’s statement of operations for the year ended December 31, 2025:

Presentation in Unaudited Pro Forma Condensed Combined Financial Statements (Millions of Dollars)	Historical Cornerstone as Adjusted (1)	Reclassification Adjustments		Policy Alignment Adjustments		Adjusted Historical Cornerstone
Energy and other revenues	$733	$(75)	(2)	$—		$658
Capacity revenues	—	127	(2)	—		127
Unrealized gain (loss) on derivative instruments	—	(52)	(2)	—		(52)
Operating Revenues	733	—		—		733

Fuel and energy purchases	—	(385)	(3)	—		(385)
Unrealized gain (loss) on derivative instruments	—	(27)	(3)	—		(27)
Energy Expenses	—	(412)		—		(412)

Operating Expenses
Operation, maintenance and development	(490)	415	(3)	6	(4)	(69)
General and administrative	(10)	—		—		(10)
Depreciation, amortization and accretion	(129)	—		—		(129)
Other operating income (expense), net	—	(3)	(3)	—		(3)
Operating Income (Loss)	104	—		6		110
Interest expense and other finance charges	(131)	—		—		(131)
Net Income (Loss) Attributable to Stockholders	$(27)	$—		$6		$(21)
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(1)See Note 5 to the Pro Forma Financial Information.
(2)Reclassifications from “Energy and other revenues” are comprised of (i) $127 million of capacity revenues to “Capacity revenues” and (ii) $(52) million of unrealized net mark-to-market activity to “Unrealized gain (loss) on derivative instruments” presented within “Operating Revenues.”
(3)Reclassifications from “Operation, maintenance and development” comprised of (i) $(385) million of expenses primarily related to gas purchases to “Fuel and energy purchases,” (ii) $(27) million of unrealized net mark-to-market activity to “Unrealized gain (loss) on derivative instruments” presented within “Energy Expenses,” and (iii) $(3) million of loss on fixed asset disposals to “Other operating income (expense), net.”
(4)Accounting policy adjustment to remove expensed amounts related to long-term service agreements that qualify for capitalization to “Property, plant and equipment, net” in conformity with Talen’s accounting policies.
3.Unaudited Pro Forma Adjustments
Acquisition Accounting Adjustments
(a)Depreciation, amortization, and accretion. Reflects the impact on depreciation expense resulting from the preliminary purchase price allocation for the Cornerstone Acquisition. The property, plant and equipment is being depreciated over an estimated weighted-average useful life of 17 years, with useful lives ranging from 15 to 18 years.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Removal of historical depreciation expense	$58	$129
Estimated pro forma depreciation expense	(110)	(241)
Total adjustments to Depreciation, amortization and accretion	$(52)	$(112)
(b)Other operating income (expense), net. Reflects estimated aggregate non-recurring acquisition-related transaction expenses that were not recognized in the historical financial statements through June 30, 2026, which include legal, banker, advisory, and other professional fees related to the Cornerstone Acquisition. Such amounts are not expected to affect the combined statement of operations following the Closing Date. Transaction expenses recognized in Talen's historical financial statements were $29 million and $3 million for the six months ended June 30, 2026 and the year ended December 31, 2025, respectively, while no transaction expenses were recognized by Cornerstone.
(c)Interest expense and other finance charges. Reflects the removal of interest expense and other finance charges related to historical Cornerstone debt and associated interest rate swaps that were not assumed in the Cornerstone Acquisition. The pro forma adjustments are summarized below.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Removal of interest expense related to the historical Cornerstone debt	$41	$130
Removal of historical (gain) loss on Cornerstone interest rate swaps	(3)	1
Total adjustments to Interest expense and other finance charges	$38	$131

(d)Other non-operating income (expense), net. Reflects removal of the loss on extinguishment of debt related to the historical Cornerstone debt not assumed.
(e)Income tax benefit (expense). Reflects the estimated income tax effects of the pro forma adjustments related to the Cornerstone Acquisition for the six months ended June 30, 2026 and the year ended December 31, 2025, calculated using a 21% federal statutory tax rate. As Cornerstone historically operated as a pass-through entity, its historical results did not include an entity-level income tax provision.
(f)Basic/diluted weighted average shares outstanding. Reflects the weighted-average impact of shares issued as consideration in the Cornerstone Acquisition.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
TEC weighted average shares outstanding - basic	45,759	45,692
TEC shares issued to ECP shareholders (1)	2,200	2,400
Pro forma weighted average shares outstanding - basic	47,959	48,092

TEC weighted average shares outstanding - diluted	45,759	45,692
TEC shares issued to ECP shareholders (1)	2,200	2,400
Pro forma weighted average shares outstanding - diluted (2)	47,959	48,092
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(1)Reflects an adjustment to weighted-average shares outstanding to give effect to the shares issued as consideration in the Cornerstone Acquisition as if such shares had been outstanding for the entire period presented.
(2)For the six months ended June 30, 2026 and the year ended December 31, 2025, the pro forma condensed combined statement of operations shows a net loss. As a result, the diluted loss per share is the same as basic, as any dilutive securities would reduce loss per share.
Other Accounting Adjustments
(g)Interest expense and other finance charges. Reflects the impact of the Financing Transactions on interest expense and other finance charges. The pro forma adjustments are summarized below.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Estimated interest expense associated with the Senior Unsecured Notes	$(84)	$(251)
Amortization of deferred financing costs associated with the Senior Unsecured Notes	(3)	(8)
Removal of historical interest expense associated with the redeemed Senior Secured Notes	34	104
Removal of amortization of deferred financing costs associated with the redeemed Senior Secured Notes	—	1
Amortization of deferred financing costs associated with the Credit Facility Amendments	(1)	(1)
Total adjustments to Interest expense and other finance charges	$(54)	$(155)
(h)Other non-operating income (expense), net. Reflects the impact of non-recurring debt extinguishment costs associated with the redemption of the Senior Secured Notes in connection with the Financing Transactions, including the make-whole premium and write-off of unamortized deferred financing costs. As these charges are directly attributable to the Financing Transactions and are not expected to have a continuing impact on the combined company's results of operations, they are excluded from the six months ended June 30, 2026 and reflected in the year ended December 31, 2025 as if the Financing Transactions had occurred on January 1, 2025.

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Make-whole premium upon redemption of Senior Secured Notes	$54	$(54)
Write-off of unamortized deferred financing costs associated with the redemption of Senior Secured Notes	6	(6)
Total adjustments to Other non-operating income (expense), net	$60	$(60)
(i)Income tax benefit (expense). Reflects the estimated income tax effects of the pro forma adjustments related to the Financing Transactions for the six months ended June 30, 2026 and the year ended December 31, 2025, calculated using a 21% federal statutory tax rate.

4.Adjusted Historical Talen Statement of Operations
The following table reflects Talen historical adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 assuming the Prior Talen Transactions had occurred on January 1, 2025.

(Millions of Dollars, except share data)	Historical Talen	Adjusted Historical Freedom and Guernsey (1)	Acquisition Accounting Adjustments		Other Accounting Adjustments		Adjusted Historical Talen
Energy and other revenues	$2,141	$661	$—		$—		$2,802
Capacity revenues	485	107	—		—		592
Unrealized gain (loss) on derivative instruments	(45)	(3)	—		—		(48)
Operating Revenues	2,581	765	—		—		3,346

Fuel and energy purchases	(908)	(391)	90	(a)	—		(1,209)
Nuclear fuel amortization	(97)	—	—		—		(97)
Unrealized gain (loss) on derivative instruments	(61)	—	—		—		(61)
Energy Expenses	(1,066)	(391)	90		—		(1,367)

Operating Expenses
Operation, maintenance and development	(620)	(58)	5	(b)	—		(673)
General and administrative	(624)	—	—		—		(624)
Depreciation, amortization and accretion	(279)	(67)	(42)	(c)	—		(388)
Other operating income (expense), net	(82)	—	—		—		(82)
Operating Income (Loss)	(90)	249	53		—		212
Nuclear decommissioning trust funds gain (loss), net	182	—	—		—		182
Interest expense and other finance charges	(302)	(102)	102	(d)	(211)	(f)	(513)
Gain (loss) on sale of assets, net	34	—	—		—		34
Other non-operating income (expense), net	10	—	—		—		10
Income (Loss) Before Income Taxes	(166)	147	155		(211)		(75)
Income tax benefit (expense)	(53)	—	(63)	(e)	45	(g)	(71)
Net Income (Loss) Attributable to Stockholders	$(219)	$147	$92		$(166)		$(146)

Per Common Share
Net Income (Loss) Attributable to Stockholders - Basic	$(4.79)						$(3.20)
Net Income (Loss) Attributable to Stockholders - Diluted	$(4.79)						$(3.20)
Weighted-Average Number of Common Shares Outstanding - Basic (in thousands)	45,692						45,692
Weighted-Average Number of Common Shares Outstanding - Diluted (in thousands)	45,692						45,692
________________
(1)Refer to the Reclassification and Accounting Policy Alignment table below.
Reclassifications and Accounting Policy Alignment
The historical financial statements of Freedom and Guernsey are prepared in accordance with U.S. GAAP. In connection with the preparation of the Pro Forma Financial Information, the Company performed a preliminary analysis on the financial information associated with each Freedom and Guernsey to identify accounting policy and financial statement presentation differences between the Company and Freedom and Guernsey. At the time of the preparation of the Pro Forma Financial Information, Talen believes it has identified all material adjustments necessary to conform Freedom’s and Guernsey’s accounting and financial statement presentation policies to Talen’s. The adjustments described below represent Talen’s best estimates based upon the information currently available to Talen and could be subject to change once more detailed information is available.

	Nine Months Ended September 30, 2025		Historical Freedom and Guernsey October 1, 2025 to November 24, 2025	Reclassifications		Accounting Policy Adjustment		Adjusted Historical Freedom and Guernsey
(Millions of Dollars)	Historical Freedom	Historical Guernsey
Energy and other revenues	$247	$437	$81	$(104)	(1)	$—		$661
Capacity revenues	—	—	—	107	(1)	—		107
Unrealized gain (loss) on derivative instruments	—	—	—	(3)	(1)	—		(3)
Operating Revenues	247	437	81	—		—		765

Fuel and energy purchases	(120)	(242)	(36)	2	(2)	5	(5)	(391)
Energy Expenses	(120)	(242)	(36)	2		5		(391)

Operating Expenses
Operation, maintenance and development	(22)	(23)	(13)	(9)	(2)(3)	9	(5)	(58)
General and administrative	(3)	(4)	—	7	(3)	—		—
Depreciation, amortization and accretion	(20)	(36)	(11)	—		—		(67)
Operating Income (Loss)	82	132	21	—		14		249
Interest expense and other finance charges	(27)	(56)	(12)	(7)	(4)	—		(102)
Deferred financing cost amortization expense	(3)	(4)	—	7	(4)	—		—
Income (Loss) Before Income Taxes	$52	$72	$9	$—		$14		$147
__________________
(1)Reclassifications from "Energy and other revenues" are comprised of $107 million of capacity revenues to "Capacity revenues" and $(3) million of unrealized net mark-to-market activity to "Unrealized gain (loss) on derivative instruments" presented within "Operating Revenues."
(2)Reclassification of certain consumables from "Fuel and energy purchases" to "Operation, maintenance and development."
(3)Reclassification of generation facility expenses from "General and administrative" to "Operation, maintenance and development."
(4)Reclassification of deferred financing costs from "Deferred financing costs amortization expense” to "Interest expense and other finance charges."
(5)Adjustment to capitalize certain long-term agreement expenditures within "Property, plant, and equipment" in conformity with Talen's accounting policies. Such amounts were comprised of $9 million presented as "Operation, maintenance and development" and $5 million presented as "Fuel and energy purchases."
Acquisition Accounting Adjustments
(a)Fuel and energy purchases. Reflects the recognition of the periodic amortization, which reduces the carrying value of liabilities associated with long-term natural gas purchase agreements, that is expected to occur in future periods through contract expiry. Freedom and Guernsey are each party to a long-term natural gas purchase agreement with third parties. Under the terms of the arrangements, the suppliers each provide a significant amount of the natural gas required to generate power at the facilities and expire in July 2028 for Freedom and February 2033 for Guernsey. The price paid for natural gas under each contract is variable based on changes to their respective market prices earned for electric generation. Accordingly, as the wholesale price of power at each facility increases or decreases, the price paid for fuel under the long-term contracts result in corresponding changes. As the acquired fuel supply arrangements meet executory contract accounting requirements, their acquisition fair values were measured as of November 25, 2025 and presented as long-term liabilities. Such liabilities are amortized as reductions to fuel expense through expiry. As the fair value of each fuel supply contract resulted in a liability on November 25, 2025, it reflects favorable long term wholesale market power prices for electric generation at each facility.

Fuel supply contracts amortization	Year Ended December 31, 2025
Fuel and energy purchases	$90
(b)Operation, maintenance and development. Reflects the elimination of costs associated with asset management service agreements between Freedom and Guernsey and their affiliate as such service agreements were not assumed by Talen.

Year Ended December 31, 2025
Asset management agreements	$5

(c)Depreciation, amortization and accretion. Reflects the elimination of the historical Freedom and Guernsey depreciation of property, plant and equipment and estimated periodic depreciation measured at the estimated fair value allocated to such assets.

Year Ended December 31, 2025
Removal of historical depreciation expense	$67
Estimated pro forma depreciation expense	(109)
Total adjustments to Depreciation, amortization and accretion	$(42)
(d)Interest expense and other finance charges. Reflects the elimination of the historical Freedom and Guernsey interest expense and debt financing costs as the debt agreements of Freedom and Guernsey were not assumed in the Prior Talen Transactions and adjustments to eliminate the net unrealized and realized gains and losses associated with interest rate swaps as such agreements were not assumed by Talen.

Year Ended December 31, 2025
Removal of historical interest expense	$88
Removal of historical amortization of deferred financing costs	7
Unrealized (gain) loss on interest rate swaps	26
Realized (gain) loss on interest rate swaps	(19)
Total adjustments to Interest expense and other finance charges	$102
(e)Income tax benefit (expense). Reflects the adjustment to the income tax benefit (expense) related to the historical income (loss) before income taxes and the resulting pro forma acquisition adjustments, which were tax-effected using a statutory rate of 21%.
Other Accounting Adjustments
(f)Interest expense and other finance charges. Reflects the pro forma adjustments to interest expense as a result of the Prior Talen Transactions utilizing the interest rates at the time of the preparation of this pro forma information. Additionally, it is assumed that borrowings occur on January 1, 2025 and remain outstanding throughout the periods presented.

Year Ended December 31, 2025
Interest expense associated with Prior Talen Transactions	$(205)
Amortization of deferred financing costs associated with Prior Talen Transactions	(6)
Total adjustments to Interest expense and other finance charges	$(211)
The following table represents the effect on pro forma interest expense from the results of a hypothetical change to assumed interest rates on the variable interest debt:

Increase (decrease) in Interest expense and other finance charges	Year Ended December 31, 2025
0.125% increase in interest rate	$1
0.125% decrease in interest rate	(3)
(g)Income tax benefit (expense). Reflects the pro forma adjustments to income tax benefit (expense) related to the income (loss) before income taxes resulting from the other accounting pro forma adjustments at an estimated statutory rate of 21%.

5.Adjusted Historical Cornerstone Statement of Operations
The following table reflects Cornerstone historical adjustments included in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 assuming the Prior ECP Transaction had occurred on January 1, 2025.

	Successor	Predecessor
(Millions of Dollars)	Cornerstone Generation, LLC and Subsidiaries January 1, 2025 through December 31, 2025	Gas Plant Business January 1, 2025 through August 10, 2025	Acquisition Accounting Adjustments		Other Accounting Adjustments		Historical Cornerstone as Adjusted
Operating revenues, net	$323	$410	$—		$—		$733

Operating expenses	(204)	(286)	—		—		(490)
General and administration expenses	(6)	(4)	—		—		(10)
Depreciation and amortization	(50)	(28)	(51)	(a)	—		(129)
Total operating expenses	(260)	(318)	(51)		—		(629)
Operating income	63	92	(51)		—		104
Interest expense, net	(66)	—	—		(65)	(b)	(131)
Net income (loss)	$(3)	$92	$(51)		$(65)		$(27)
Acquisition Accounting Adjustments

(a)Depreciation and amortization. Reflects the impact on depreciation expense resulting from the purchase price allocation for the Prior ECP Transaction.

Year Ended December 31, 2025
Removal of historical depreciation and amortization expense	$28
Estimated pro forma depreciation and amortization expense	(79)
Total adjustment to Depreciation and amortization	$(51)
Other Accounting Adjustments
(b)Interest expense, net. Reflects the estimated increase in interest expense associated with the debt financing incurred in connection with the Prior ECP Transaction based on the August 11, 2025 variable interest rate of 7.59%. Additionally, it is assumed that borrowings occur on January 1, 2025 and remain outstanding throughout the periods presented.

The following table represents the effect on pro forma interest expense from the results of a hypothetical change to assumed interest rates on the variable interest debt:

Increase (decrease) in Interest expense, net	Year Ended December 31, 2025
0.125% increase in interest rate	$(1)
0.125% decrease in interest rate	1